UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2006

THE SERVICEMASTER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14762 (Commission File Number)	36-3858106 (I.R.S. Employer Identification Number)

3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 663-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a – 12)

[ ] Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d(b))

[ ] Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e – 4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 1, 2006 ServiceMaster and Executive Vice President, Steven Preston, entered into a separation agreement approved by our Compensation and Leadership Development Committee. The agreement provides that Mr. Preston’s separation date will be the earlier of June 30, 2006, the acceptance of a fulltime position with another employer, and any mutually agreeable date prior to June 30, 2006. Mr. Preston’s change in control severance agreement (described below) will terminate on the separation date. In exchange for Mr. Preston’s agreement to non-competition and non-solicitation restrictions for a period of two years after the separation date, Mr. Preston will receive an amount equal to two times his current base salary and target bonus, or $2,010,400, less applicable tax withholdings. ServiceMaster will pay for continuation of Mr. Preston’s group medical insurance coverage during the 18-month eligibility period required under the Consolidated Omnibus Budget Reconciliation Act. All stock options and stock appreciation rights held by Mr. Preston on the separation date and which are exercisable on the separation date will remain exercisable for a period of up to six months after the separation date. All other stock options and stock appreciation rights will expire on the separation date. All shares of restricted stock held by Mr. Preston on the separation date will be forfeited on the separation date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 24, 2006, ServiceMaster borrowed $40 million under its $500 million senior unsecured bank revolving credit facility dated as of May 19, 2004 and subsequently amended on May 6, 2005 among ServiceMaster, the lenders, JPMorgan Chase Bank and Bank of America, N.A. as syndication agents, SunTrust Bank, as administrative agent, and U.S. Bank and Wachovia Bank, N.A. as documentation agents (the “Credit Facility”), at an interest rate of 5.17125% with a 30-day term, payable on March 24, 2006.

On February 27, 2006, ServiceMaster borrowed an additional $55 million under the Credit Facility at an interest rate of 5.18063% with a 30-day term, payable on March 27, 2006.

On February 28, 2006, ServiceMaster borrowed an additional $75 million under the Credit Facility at an interest rate of 5.205% with a 30-day term, payable on March 28, 2006.

The interest rates described above exclude the .15% facility fee payable under the Credit Facility. The borrowings under the Credit Facility will be used for general corporate purposes and the closing of the previously announced acquisition of InStar Services Group, Inc.

The outstanding principal balance of ServiceMaster’s Credit Facility subsequent to the transactions described above is $170 million as of February 28, 2006.

Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.
	10.1*	Separation Agreement and General Release dated as of March 1, 2006 between The ServiceMaster Company and Steven C. Preston

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2006	THE SERVICEMASTER COMPANY
By: /s/ Jim L. Kaput
Jim L. Kaput
Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1*	Separation Agreement and General Release dated as of March 1, 2006 between The ServiceMaster Company and Steven C. Preston.

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